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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-66738, 33-86946, 33-92878, 33-95050, 33-98170, 333-1632, 333-15655,
333-29431, 333-52417, 333-58605, 333-62828 and 333-92160 on Form S-8,
Registration Statement No. 333-41111 on Form S-3 and Registration Statement No. 333-03696 on Form S-4 of PETsMART, Inc. of our report dated March 12, 2002 (except for Note 19, as to which the date is June 24, 2002) and our report dated March 12, 2002, appearing in the Current Report on Form 8-K/A (dated July 18,
2002).

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Phoenix, Arizona
July 18, 2002